UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 29, 2007

 SECURAC CORP.
 (Exact name of registrant as specified in its charter)

Nevada	033-07456-LA	88-0210214
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

Suite 100, 301 - 14th Street NW, Calgary, Alberta Canada	T2N 2A1
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  403-225-0403

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item. 4.01   Changes in Registrant's Certifying Accountant.

We received notification that Chisholm, Bierwolf & Nilson, LLC (“CBN”) has resigned as our principal independent accountant. We were first informed of the resignation by letter which we received in the mail on January 29, 2007, and which was made effective January 10, 2007.

CBN’s report on our financial statements for each of fiscal 2004 and 2005 contained no adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles, except that each such report contained a going concern qualification. In connection with its audit for the 2004 and 2005 fiscal years, there have been no disagreements with CBN on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of CBN, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements. There have been no reportable events as set forth in Regulation S-B Item 304(a)(1)(iv)(B)(1-3).

We have provided CBN with a copy of this Form 8-K and requested that it furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not CBN agrees with the statements made herein. A copy of CBN’s response is included as an exhibit hereto.

Section 9 -  Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter regarding change in certifying accountant

SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Securac Corp.

By:	/s/ Paul James Hookham
Paul James Hookham Chief Financial Officer, Treasurer and Secretary

Dated: January 30, 2007